As filed with the Securities and Exchange Commission on August 15, 2003.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3160 Porter Drive Palo Alto, California	94304

(Address of Principal Executive Offices)	(Zip Code)

1997 EMPLOYEE STOCK PURCHASE PLAN OF INCYTE CORPORATION

(Full title of the plan)

PAUL A. FRIEDMAN Chief Executive Officer Incyte Corporation 3160 Porter Drive Palo Alto, California 94304 (415) 855-0555	Copy to: STANTON D. WONG, ESQ. Pillsbury Winthrop LLP P.O. Box 7880 San Francisco, CA 94120-7880 (415) 983-1000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $.001 par value (3)	1,000,000 shares	$3.40	$3,400,000	$276

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon 85% of the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq National Market on August 11, 2003. Pursuant to the Employee Stock Purchase Plan, the purchase price of a share of common stock shall mean an amount equal to 85% of the Fair Market Value of a share of common stock on the Enrollment Date or the Exercise Date, whichever is lower.

(3)	Associated with the Common Stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 28, 2002 (File No. 333-91540), August 15, 2001 (File No. 333-67596), October 3, 2000 (File No. 333-47180) and July 16, 1997 (File No. 333-31409) are hereby incorporated by reference.

Part II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 2002;

(2)	Registrant’s Quarterly Reports on Form 10-Q (File No. 0-27488) for the quarters ended March 31, 2003 and June 30, 2003;

(3)	Registrant’s Current Report on Form 8-K (File No. 0-27488) filed February 25, 2003;

(4)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed January 6, 1996 (File No. 0-27488); and

(5)	The description of the Series A Participatory Preferred Stock Purchase Rights contained in Registrant’s Registration Statement on Form 8-A filed September 30, 1998 (File No. 0-27488).

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits

Exhibit Number	Description of Exhibit
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1	1997 Employee Stock Purchase Plan of Incyte Corporation, as amended and restated on April 15, 2003 (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 15, 2003.

INCYTE CORPORATION

By:	/S/ PAUL A. FRIEDMAN
Paul A. Friedman Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Friedman, John M. Vuko and Lee Bendekgey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ PAUL A. FRIEDMAN	Chief Executive Officer (Principal Executive Officer) and Director	August 15, 2003

Paul A. Friedman

/S/ JOHN M. VUKO	Chief Financial Officer (Principal Financial Officer)	August 15, 2003

John M. Vuko

/S/ TIMOTHY G. HENN	Controller (Principal Accounting Officer)	August 15, 2003

Timothy G. Henn

/S/ RICHARD U. DE SCHUTTER	Chairman of the Board	August 15, 2003

Richard U. De Schutter

/S/ ROBERT B. STEIN	President, Chief Scientific Officer and Director	August 15, 2003

Robert B. Stein

Signature	Title	Date

/S/ BARRY M. ARIKO	Director	August 15, 2003

Barry M. Ariko

/S/ JULIAN C. BAKER	Director	August 15, 2003

Julian C. Baker

/S/ PAUL A. BROOKE	Director	August 15, 2003

Paul A. Brooke

/S/ FREDERICK B. CRAVES	Director	August 15, 2003

Frederick B. Craves

/S/ JON S. SAXE	Director	August 15, 2003

Jon S. Saxe

/S/ ROY A. WHITFIELD	Director	August 15, 2003

Roy A. Whitfield

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1	1997 Employee Stock Purchase Plan of Incyte Corporation, as amended and restated on April 15, 2003 (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).